Table of Contents

As filed with the Securities and Exchange Commission on June 23, 2026

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

SPIN AI INC.

(Exact name of registrant as specified in its charter)

Wyoming	7372	32-0849942
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

30 N Gould St, Suite R,

Sheridan, Wyoming 82801

Telephone: +1 (803) 709-7977

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Registered Agents Inc.,

30 N Gould St, Suite R,

Sheridan, Wyoming 82801

(Name, address, including zip code, and telephone number, including area code, of agent for service)

(Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED _______, 2026

PRELIMINARY PROSPECTUS

SPIN AI INC.

10,000,000 Shares of Common Stock
$0.01 Per Share

This prospectus relates to the offer and sale of up to 10,000,000 shares of common stock, par value $0.0001 per share, of Spin AI Inc. at a fixed price of $0.01 per share. Prior to this offering, there has been no public market for our common stock. The offering price was determined arbitrarily by our Board of Directors and bears no relationship to our assets, book value, revenues, or other established criteria of value. See “Determination of Offering Price.”

The shares are being offered directly by our officers, who will not receive any commissions or other transaction-based compensation in connection with the sale of shares. Our officers will rely on the safe harbor from broker-dealer registration provided by Rule 3a4-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). See “Plan of Distribution.”

This is a best-efforts, no-minimum offering. There is no escrow of offering proceeds and no minimum number of shares that must be sold. Funds received from investors will become available to us immediately upon acceptance of subscriptions and will not be returned to investors. The offering will terminate 12 months from the date of this prospectus, unless all shares are sold earlier or the offering is terminated sooner by our Board of Directors.

As of the date of this prospectus, our two founders hold all 4,000,000 outstanding shares, or 100% of the issued common stock. Katizie Bakht Murad, our President, currently holds 3,000,000 shares, or 75%. Upon completion of this offering (assuming all shares are sold), our founders will hold approximately 28.6% of the then-outstanding shares, and Mr. Murad individually will hold approximately 21.4%. Our officers and directors do not intend to purchase shares in this offering.

This company is not a blank check company as defined in Rule 419 under the Securities Act. Although our common stock is a “penny stock,” we have a specific business plan described under “Description of Business” and have no plans, arrangements, commitments, or understandings to engage in a merger with, or acquisition of, another company. Neither the Company, its officers, any promoter, nor any affiliate intends to use the Company as a vehicle for a private company to become a reporting company.

An investment in our common stock involves a high degree of risk. You should read the entire prospectus carefully, including the “Risk Factors” section beginning on page 4, before making an investment decision.

	Per Share	Total
Public offering price	$0.01	$100,000
Underwriting discounts and commissions	–	–
Proceeds to us (before expenses)(1)	$0.01	$100,000

(1) Before deducting estimated offering expenses of approximately $31,898. See “Use of Proceeds.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is [________], 2026.

i

Prospectus Summary

The following summary highlights selected information from this prospectus. It does not contain all the information that may be important to you. Before investing, you should carefully read this entire prospectus, including the financial statements and related notes beginning on page F-1 and the discussion under “Risk Factors.”

Our Company

Spin AI Inc. was incorporated in the State of Wyoming on March 18, 2026. We are an early-stage company with a limited operating history. We commercially launched the SPIN AI platform on June 7, 2026. As of June 23, 2026, we were party to five subscription agreements. Three of those agreements have commenced and we have begun collecting initial subscription payments. Two additional agreements are scheduled to commence on November 1, 2026. We have only recently begun commercial operations, have a highly concentrated customer base and have no personnel other than our two officer-directors.

Our platform is designed to monitor academic publications, patent filings, research grants and collaboration networks to identify potential technology-commercialization opportunities. We currently offer the Operator subscription tier to venture-capital and technology-commercialization organizations. Although the platform is commercially operational, it remains at an early stage, and we continue to develop, test and improve its data sources, analytical models, interfaces and functionality. There is no assurance that we will successfully expand the platform, retain existing subscribers or achieve broader market acceptance. See “Description of Our Business.”

1

The Offering

Securities offered	10,000,000 shares of common stock

Offering price per share	$0.01 (fixed for the duration of the offering)

Shares outstanding before the offering	4,000,000

Shares outstanding after the offering (if fully subscribed)	14,000,000

Minimum purchase	None

Escrow	None; funds available to us immediately upon acceptance

Offering period	12 months from the effective date

Use of proceeds	Platform enhancement and engineering, cloud infrastructure and API costs, customer support and onboarding, working capital, and intellectual-property registration. See “Use of Proceeds.”

Proposed trading market	We intend to apply for quotation on the OTCQB Venture Market. No assurance can be given that our application will be approved.

2

Summary Financial Data

The following table summarizes certain financial information as of and for the period from inception on March 18, 2026 through March 31, 2026. This information was derived from our audited financial statements included elsewhere in this prospectus and should be read together with those financial statements and the related notes.

Cash (on hand)	$365
Intangible assets, net	57,125
Total assets	57,490
Total liabilities	57,198
Total stockholders’ equity	292
Net loss for the period	$(108)

Subsequent to March 31, 2026, we commercially launched the SPIN AI platform, opened a corporate bank account and commenced service under three customer subscription agreements. We have begun collecting initial subscription payments under those agreements. These developments occurred after March 31, 2026 and therefore are not reflected in the audited financial information presented above. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Recent Developments.”

Going Concern

Our independent registered public accounting firm issued its report on our financial statements for the period ended March 31, 2026, which includes an explanatory paragraph regarding substantial doubt about our ability to continue as a going concern. As of March 31, 2026, we had limited cash, had generated no revenue and had incurred a net loss since inception. These conditions raise substantial doubt about our ability to continue as a going concern. Our ability to continue will depend on, among other things, our success in raising capital through this offering and, if necessary, through additional draws on the Founder Loan Facility described under “Certain Relationships and Related-Party Transactions.”

Although we commercially launched the platform and collected initial customer subscription payments after March 31, 2026, these developments have not eliminated substantial doubt about our ability to continue as a going concern because our operating history remains limited, our customer base is concentrated and our current resources may be insufficient to fund our planned operations and public-company costs.

3

Risk Factors

Investing in our common stock involves a high degree of risk. You should carefully consider the following risks before making an investment decision. If any of the following risks actually occur, our business, financial condition, and results of operations could be materially and adversely affected. In that event, the trading price of our common stock could decline, and you could lose all or part of your investment. Additional risks and uncertainties that we are unaware of, or that we currently believe are not material, may also become important factors that adversely affect our business.

Risks Relating to Our Business and Financial Condition

We have a limited operating history. We were incorporated on March 18, 2026 and did not commence commercial operations until June 7, 2026, when we launched the SPIN AI platform. We have only recently begun commercial operations and have incurred losses since inception. We have five subscription agreements, of which three have commenced and two are scheduled to begin on November 1, 2026, and we have no personnel other than our two officer-directors. Because we have so little operating history and revenue, there is limited information on which to evaluate our business, and there is no assurance that we will attract additional customers, retain existing subscribers, or achieve profitability.

Two of our subscription agreements do not commence until November 1, 2026 and may never generate revenue. Two of our five subscription agreements — with Cambridge Innovation Capital PLC and University2Ventures GmbH — are scheduled to commence on November 1, 2026 and had not generated any billings or revenue as of June 23, 2026. If these subscriptions do not commence as scheduled, or if either counterparty terminates or declines to renew, we would realize no revenue from them.

We depend on a very small number of subscribers. As of the date of this prospectus only three subscribers have active, revenue-generating subscriptions. Our revenue is therefore highly concentrated, and the cancellation, non-renewal, or non-payment by any single subscriber would have a disproportionate adverse effect on our results. We have only recently begun delivering our service and have no history of subscriber retention.

We depend on two individuals, and the loss of either could significantly impair our operations. Mr. Murad, our President, is responsible for product development and devotes substantially all of his business time to the Company. Mr. Muller, our Treasurer and Secretary, devotes approximately 20 hours per week and is responsible for financial controls and corporate governance. We have no other personnel. If either officer becomes unavailable for any reason, we may be unable to execute our business plan. We do not maintain key-person life insurance on either officer.

Our auditors have expressed substantial doubt about our ability to continue as a going concern. As of March 31, 2026, we had cash of $365 and total stockholders’ equity of $292. Subsequent to March 31, 2026, we opened a corporate bank account and began collecting initial monthly subscription payments. These developments have not eliminated substantial doubt about our ability to continue as a going concern. Only our March 31, 2026 financial statements included in this prospectus have been audited, and our independent auditor’s report on those statements includes a going-concern explanatory paragraph. Our continuation as a going concern depends on our ability to raise sufficient capital through this offering and, to the extent necessary, through additional draws on the Founder Loan Facility. The Founder Loan Facility is discretionary on the part of the lender, and there is no assurance that additional funds will be made available. See Note 7 to our financial statements.

Our principal asset was acquired in a related-party transaction and its valuation is inherently subjective. As of March 31, 2026, approximately 99.4% of our total assets consisted of an intellectual property portfolio that we acquired from Mr. Murad, our President and controlling stockholder, in exchange for a promissory note. The IP was valued using a development-cost approach based on management’s reconstructed estimates of the hours and skills required to create the specifications. No independent valuation was obtained, and alternative assumptions could produce materially different values. The SEC staff may request an independent valuation, which we have not yet arranged. See Note 3 to our financial statements.

We have material weaknesses in our internal controls over financial reporting. With only two officers and no independent directors, we lack segregation of duties and do not have an audit committee. Additionally, through early June 2026 our cash was held as physical currency on hand without a bank account, which created custodial risk; we opened a corporate bank account at JPMorgan Chase Bank, N.A. on June 10, 2026, which mitigates that particular risk going forward. These material weaknesses are described more fully in Note 10 to our financial statements. While we intend to implement remedial measures following this offering, there can be no assurance that such measures will be effective.

The Founder Loan Facility is discretionary, not a committed line of credit. Mr. Murad has made available a loan facility of up to $100,000, under which draws are at the sole discretion of the lender. This facility is an important element of our liquidity planning and going-concern analysis, but it does not constitute a binding commitment to advance funds. If Mr. Murad is unable or unwilling to fund future draws, we may lack sufficient resources to continue operations. As of the date of this prospectus, $4,750 has been drawn under this facility.

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We historically held our cash as physical currency and only recently established a bank account. Through early June 2026 our cash was held as physical currency on hand in the custody of our Treasurer; this balance was $365 as of March 31, 2026. On June 10, 2026 we opened a corporate deposit account at JPMorgan Chase Bank, N.A., into which subscriber payments are now deposited. Our prior lack of banking arrangements contributed to the material weakness described in Note 10 to our audited financial statements and is reflected in our financial statements for the period ended March 31, 2026.

The platform relies, and is expected to continue to rely, on third-party technology infrastructure that we do not control. The SPIN AI platform uses, or may use as additional capabilities are deployed, cloud infrastructure, application programming interfaces and data services provided by third parties. Any changes in the pricing, terms of service, technical specifications, data-use policies or availability of those services could interrupt the platform, increase our operating costs or impair our ability to provide services to customers.

Our intellectual property is unregistered and may not be protectable. Our IP portfolio consists of nine technical software specifications that have not been registered with any patent or copyright office. There is no assurance that any registrations will be granted, that our IP will be protectable, or that third parties have not independently developed or will not independently develop similar technology.

Risks Relating to Our Corporate Governance

We have no independent directors. Our board consists of two directors, both of whom are also our officers and founders. There is no independent oversight of management decisions, related-party transactions, executive compensation, or financial reporting. Investors will be relying entirely on the judgment and integrity of our two founder-directors.

All inception transactions occurred on a single day. Our incorporation, initial share issuances, IP assignment, and promissory note execution all took place on March 18, 2026. This concentration of interrelated transactions involving the same parties creates a heightened risk that one or more transactions may be subject to challenge or recharacterization.

Risks Relating to Our Officers’ Foreign Residency

Both of our officers reside outside the United States, which may limit investors’ ability to enforce their rights. Mr. Murad resides in Belgium and Mr. Muller resides in Switzerland. As a result, it may be difficult for U.S. investors to effect service of process upon them within the United States, to enforce judgments obtained in U.S. courts against them, or to compel their attendance as witnesses at any proceeding. The United States does not have bilateral treaties with Belgium or Switzerland for the reciprocal enforcement of civil judgments, and mutual legal assistance arrangements between these countries and the United States are generally limited to criminal matters.

Activities of our officers abroad may create tax or regulatory exposure for the Company. If either officer’s activities on behalf of the Company are deemed to create a “permanent establishment” under the applicable income tax treaty, the Company could become subject to corporate taxation in Belgium or Switzerland. The Company may also be subject to the EU General Data Protection Regulation and the Swiss Federal Act on Data Protection if it processes personal data of European residents. Our officers’ solicitation of investors from abroad may also implicate Belgian or Swiss regulations governing public offerings of securities. We do not carry directors’ and officers’ liability insurance.

Risks Relating to This Offering and Our Common Stock

There is no public market for our shares, and one may never develop. We intend to apply for quotation on the OTCQB Venture Market, which requires that a market maker file a Form 211 application with FINRA under Rule 15c2-11. As of the date of this prospectus, no market maker has agreed to file a Form 211, and we can offer no assurance that any market maker will do so or that the application, if filed, will be approved. Even if approved, the trading market for our shares is likely to be limited, with low volume and wide bid-ask spreads.

Our shares are penny stock. Because our offering price is below $5.00 per share, our common stock is considered “penny stock” as defined under Rule 3a51-1 of the Exchange Act. Trading in penny stock is subject to the requirements of Rule 15g-9, which imposes additional sales practice requirements on broker-dealers that sell penny stock to persons other than established customers. These requirements may reduce the number of broker-dealers willing to make a market in our shares and may limit the ability of purchasers to resell their shares in the secondary market.

5

Subscriptions are irrevocable. Because there is no minimum offering amount and no escrow, subscription funds become our funds immediately upon acceptance and will not be returned to investors. There is no guarantee that we will sell any shares, and if only a small number of shares are sold, the net proceeds (after offering expenses of approximately $31,898) may be insufficient to fund our business plan. At the 25% subscription level, net proceeds would be negative.

The offering price of $0.01 per share was arbitrarily determined. No independent valuation or market analysis was performed, and no underwriter conducted due diligence with respect to the offering price. The price does not bear any relationship to our assets, book value, earnings, or any other measure of value and should not be considered indicative of the actual value of the shares.

Existing stockholders will continue to exert significant influence after this offering. Even if all shares offered hereby are sold, our founders will beneficially own approximately 28.6% of the outstanding shares. Mr. Murad alone will hold approximately 21.4%. In addition, 76,000,000 shares of common stock will remain authorized but unissued. We may issue additional shares in the future without stockholder approval, which would dilute existing stockholders’ ownership interests.

We rely on a single audit firm located outside the United States. Our financial statements were audited by Aloba, Awomolo & Partners, a PCAOB-registered firm located in Ibadan, Nigeria. The firm has provided its consent to the inclusion of its report in this registration statement, filed as Exhibit 23.1. We nonetheless depend on this single firm: for any future registration statement, periodic report, or amendment we will need to obtain a new consent or engage the firm under a separate arrangement, and if the firm becomes unable or unwilling to act, or if PCAOB inspection or registration issues arise with respect to the firm, we may need to engage a new audit firm and potentially re-audit our financial statements, which would cause significant delay and additional expense.

Our reporting obligations under Section 15(d) may be suspended. Unless we file a registration statement on Form 8-A to register our common stock under Section 12(g) of the Exchange Act, our periodic reporting obligations under Section 15(d) will automatically suspend if, on the first day of any fiscal year, we have fewer than 300 holders of record. Suspension of reporting obligations would reduce transparency and could adversely affect the trading market for our shares.

We qualify as a smaller reporting company and an emerging growth company, which allows us to provide less disclosure. As a “smaller reporting company” under Rule 12b-2 and an “emerging growth company” under the JOBS Act, we rely on certain reduced disclosure requirements. These accommodations may make our shares less attractive to some investors. We have elected to take advantage of the extended transition period for adopting new or revised accounting standards, which means our financial statements may not be comparable to those of companies that comply with such standards on a non-delayed basis.

6

Cautionary Statement Regarding Forward-Looking Statements

This prospectus contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements relate to our expectations, beliefs, plans, objectives, and assumptions about future events. You can identify forward-looking statements by terms such as “may,” “will,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “could,” “should,” “project,” “predict,” and similar expressions. Forward-looking statements in this prospectus include, without limitation, statements about our plans to enhance, expand and commercialize the SPIN AI platform, our expectations regarding the use of offering proceeds, our intention to apply for OTCQB quotation, and our belief that offering proceeds will be sufficient to fund operations.

These statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to differ materially from those expressed or implied by the forward-looking statements, including the risks described under “Risk Factors.” We caution you not to place undue reliance on these statements, which speak only as of the date of this prospectus. Except as required by applicable law, we undertake no obligation to update or revise any forward-looking statement.

7

Use of Proceeds

Assuming the sale of all 10,000,000 shares at $0.01 per share, we will receive gross proceeds of $100,000. After deducting estimated offering expenses of approximately $31,898, net proceeds would be approximately $68,102. If fewer than all shares are sold, proceeds will be proportionately less. The following table illustrates our estimated use of proceeds at various subscription levels:

	25% Subscribed	50% Subscribed	75% Subscribed	100% Subscribed
Gross proceeds	$25,000	$50,000	$75,000	$100,000
Less: estimated offering expenses	(31,898)	(31,898)	(31,898)	(31,898)
Net proceeds	$(6,898)	$18,102	$43,102	$68,102

At 25% subscription, net proceeds would be negative; offering expenses would exceed gross proceeds by approximately $6,898, which shortfall would need to be funded from existing resources or from the Founder Loan Facility.

The following table shows our intended allocation of net proceeds at each subscription level. Allocations are presented in order of priority; if proceeds at any level are insufficient to fund all categories, lower-priority items will be deferred.

Allocation	25% $(6,898)		50% $18,102	75% $43,102	100% $68,102
Platform enhancement and engineering	$–	(1)	$12,000	$22,000	$30,000
Cloud infrastructure and API costs	–	(1)	3,000	7,000	10,000
Working capital and general corporate purposes	–	(1)	3,102	10,102	20,002
Intellectual property registration (patents/trademarks)	–		–	4,000	5,100
Customer onboarding, support and go-to-market expenses	–		–	–	3,000
Total allocated	$–		$18,102	$43,102	$68,102

(1) At 25% subscription, net proceeds are negative. All operating costs at this level would need to be funded entirely through the Founder Loan Facility, which is discretionary. See “Risk Factors.”

The foregoing represents management’s current intentions and is subject to change based on actual proceeds received and evolving business conditions. Management will retain broad discretion over the use of proceeds.

8

Determination of Offering Price

The offering price of $0.01 per share was arbitrarily determined by our Board of Directors. In determining the offering price, the Board considered the Company’s stage of development, the amount of capital sought, and the anticipated market for micro-capitalization public offerings. No independent valuation, investment banking opinion, or market analysis was obtained. The offering price does not bear any relationship to our assets, book value, net worth, revenues, earnings, or any other recognized criterion of value, and should not be considered indicative of the actual value of the shares being offered.

9

Dilution

Dilution represents the difference between the offering price per share and the pro forma net tangible book value per share after giving effect to this offering. Net tangible book value per share is determined by dividing total tangible assets (total assets less intangible assets) less total liabilities by the number of shares outstanding.

As of March 31, 2026, our net tangible book value (“NTBV”) was $(56,833), or approximately $(0.0142) per share, based on 4,000,000 shares then outstanding. Our intangible assets ($57,125) are excluded from the NTBV calculation because they consist entirely of unregistered IP specifications acquired in a related-party transaction.

The dilution calculations are based on the latest balance sheet included in this prospectus, which is the audited balance sheet as of March 31, 2026.

The following table illustrates the dilution to new investors at various subscription levels, after deducting estimated offering expenses of $31,898:

	25% Subscribed	50% Subscribed	75% Subscribed	100% Subscribed
Shares sold in offering	2,500,000	5,000,000	7,500,000	10,000,000
Total shares outstanding after offering	6,500,000	9,000,000	11,500,000	14,000,000
Offering price per share	$0.0100	$0.0100	$0.0100	$0.0100
NTBV per share before offering	$(0.0142)	$(0.0142)	$(0.0142)	$(0.0142)
Net proceeds	$(6,898)	$18,102	$43,102	$68,102
Pro forma NTBV after offering	$(63,731)	$(38,731)	$(13,731)	$11,269
Pro forma NTBV per share after offering	$(0.0098)	$(0.0043)	$(0.0012)	$0.0008
Increase per share to existing stockholders	$0.0044	$0.0099	$0.0130	$0.0150
Dilution per share to new investors	$0.0198	$0.0142	$0.0112	$0.0092
Dilution as a percentage of offering price	198%	143%	112%	92%

At all subscription levels, new investors will experience immediate dilution because the offering price ($0.01) exceeds the pro forma NTBV per share. At 25% subscription, dilution exceeds the offering price itself because net proceeds are negative and the Company’s NTBV deteriorates further. At full subscription, new investors bear 92% dilution — paying $0.01 per share for stock with a pro forma NTBV of $0.0008.

	25%	50%	75%	100%
Capital contributed by new investors	$25,000	$50,000	$75,000	$100,000
Capital contributed by existing stockholders	$400	$400	$400	$400
New investors’ % of total capital	98.4%	99.2%	99.5%	99.6%
New investors’ % of outstanding shares	38.5%	55.6%	65.2%	71.4%
Existing stockholders’ % of outstanding shares	61.5%	44.4%	34.8%	28.6%

At full subscription, new investors will have contributed 99.6% of the total capital but will hold only 71.4% of the outstanding shares. Existing stockholders will have contributed 0.4% of total capital but will retain 28.6% of the outstanding shares.

10

Plan of Distribution

We are offering 10,000,000 shares of common stock at a fixed price of $0.01 per share on a best-efforts basis. The shares will be offered and sold directly by our officers, Katizie Bakht Murad (President) and Nevio Muller (Treasurer and Secretary). No underwriter, broker-dealer, or placement agent has been engaged.

The offering will begin on the date this registration statement is declared effective and will continue for a period of 12 months, unless all shares are sold sooner or the Board of Directors elects to terminate the offering earlier. There is no minimum number of shares that must be sold, and there is no escrow or similar arrangement for the deposit of offering proceeds.

Reliance on Rule 3a4-1

Our officers are not registered broker-dealers and are not affiliated with any broker-dealer. They will rely on the safe harbor provided by Rule 3a4-1 under the Exchange Act, which exempts certain associated persons of an issuer from broker-dealer registration. Each officer satisfies the three conditions of Rule 3a4-1:

First, neither Mr. Murad nor Mr. Muller is subject to any “statutory disqualification” as that term is defined in Section 3(a)(39) of the Exchange Act. Each has provided a written representation to that effect.

Second, neither officer will receive any commission, fee, or other remuneration based directly or indirectly on transactions in our securities.

Third, neither officer is, or has been within the preceding 12 months, an associated person of a broker or dealer. Each will restrict his selling activities to written communications and responses to inquiries initiated by potential investors. Neither officer has participated in selling an offering of securities for any issuer within the preceding 12 months.

In addition to offering-related activities, each officer performs substantial duties for the Company that are unrelated to the sale of securities. Mr. Murad is responsible for platform architecture, IP development, vendor management, and product strategy, and expects to devote approximately 10% of his time to offering-related activities during the offering period. Mr. Muller oversees treasury, financial controls, board administration, and audit coordination, and expects to devote approximately 5% of his time to offering-related activities. Time spent on selling activities will be tracked and documented separately.

Penny Stock

Our common stock is classified as a “penny stock” under Rule 3a51-1 of the Exchange Act. As a result, broker-dealers who effect transactions in our shares will be subject to the penny stock rules set forth in Rules 15g-2 through 15g-9, which impose additional sales practice requirements including the delivery of a standardized risk disclosure schedule and the receipt of a signed acknowledgment of receipt by the customer.

Subscription Procedures

Persons interested in subscribing for shares may contact us at the address or telephone number shown on the cover page of this prospectus. We will provide a subscription agreement and payment instructions. Subscription payments for securities may be made by wire transfer or automated clearing house transfer to the Company’s corporate account at JPMorgan Chase Bank, N.A., or by another payment method specified in the applicable securities subscription agreement. Investor subscription proceeds will be separately identified in the Company’s books and records from customer subscription receipts.

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All subscription payments will be subject to verification of the subscriber’s eligibility under applicable state securities laws and compliance with the Bank Secrecy Act and related anti-money laundering requirements. The Company does not intend to accept physical-currency payments. If the Company accepts a reportable cash or cash-equivalent payment, it will comply with applicable Form 8300 reporting requirements. We reserve the right to accept or reject any subscription in whole or in part, in our sole discretion. Rejected subscriptions will be returned within 10 business days.

Deposit of Offering Proceeds

There is no escrow and no minimum offering amount. Subscription payments accepted by the Company become our funds immediately and are not refundable. Subscription proceeds will be deposited into the Company's corporate account at JPMorgan Chase Bank, N.A., which was opened on June 10, 2026.

Upon acceptance of a subscription and deposit of the related funds, we will instruct our transfer agent, VStock Transfer Corp, to issue the subscribed shares in book-entry form to the subscriber.

DTC Eligibility

We intend to make our shares eligible for deposit and clearance services through The Depository Trust Company to facilitate secondary trading.

State Securities Laws

We are offering our shares pursuant to this federal registration statement. The shares will be offered in those states where an applicable exemption from state securities registration is available.

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Description of Our Business

Spin AI Inc. was incorporated under the Wyoming Business Corporation Act on March 18, 2026. Our principal office address is 30 N Gould St, Suite R, Sheridan, Wyoming 82801, which is a registered agent service address. Our officers conduct the Company’s day-to-day business from their personal residences in Antwerp, Belgium (Mr. Murad) and Zurich, Switzerland (Mr. Muller). Information contained on our website at spininc.io is not incorporated into this prospectus.

Business Overview

Spin AI operates a software-as-a-service platform that applies artificial-intelligence and machine-learning techniques to identify potential academic research and technology-commercialization opportunities. The platform monitors and analyzes publicly available information relating to academic publications, patent filings, research grants, researcher collaboration networks, university technology-transfer activity and scientific-literature trends.

The platform combines these signals into a proprietary scoring and analytical framework referred to as the Spin Potential Index™. Subscribers receive access to signal alerts, intelligence briefs, network maps, researcher analysis, watchlists, custom alert thresholds and related analytical tools.

We commenced commercial operation of the platform on June 7, 2026. Our current commercial offering is the Operator tier. We continue to develop, test and improve platform features, data sources, interfaces and analytical models. Although the platform is commercially operational, it remains at an early stage, and certain contemplated capabilities may not yet be fully developed or available.

As of June 23, 2026, we were party to five SaaS subscription agreements. Three agreements had commenced:

• Theodorus commenced service on June 16, 2026 under a 12-month Operator-tier agreement that includes seven named-user seats. Its first monthly billing was $2,096 after application of the first-year additional-seat discount.

• Vsquared Ventures commenced service on June 17, 2026 under a 36-month Operator-tier agreement for three named-user seats. Its monthly subscription fee during the initial term is $1,111.

• Wilbe commenced service on June 18, 2026 under a 24-month Operator-tier agreement that includes five named-user seats. Its first monthly billing was $1,248 after application of the initial seat-ramp discount. The amount billed for additional seats increases during the first year under the contractual ramp schedule.

Billing under these three agreements commenced following the platform launch. See 'Management's Discussion and Analysis of Financial Condition and Results of Operations—Recent Developments.

We are also party to agreements with Cambridge Innovation Capital PLC and University2Ventures GmbH. Those agreements are scheduled to commence on November 1, 2026 and have not generated billings or revenue as of June 23, 2026.

The stated aggregate contract values represent contractual billings over the applicable initial terms and should not be interpreted as revenue recognized at signing. We recognize subscription revenue over time as subscription services are provided.

13

Our standard Operator-tier list price is $1,499 per month for three named-user seats, with additional seats priced separately. Our initial agreements contain discounted pricing. The Scout and Command tiers remain contemplated offerings and had not generated revenue as of June 23, 2026.

We commercially launched the SPIN AI platform on June 7, 2026, and it is operational as of the date of this prospectus. Prior to launch, our activities consisted of organizational formation, acquisition of our intellectual property, development of the platform from the acquired specifications and preparation of this registration statement. Since launch, we have begun delivering subscription services to three active subscribers. See ‘Management’s Discussion and Analysis of Financial Condition and Results of Operations—Recent Developments.

Intellectual Property

On March 18, 2026, we acquired a portfolio of nine technical software-specification components from Mr. Murad in exchange for a non-interest-bearing promissory note in the principal amount of $61,300. The note matures on March 18, 2028 and was recorded at its present value of $57,125 under ASC 835-30. The IP is being amortized on a straight-line basis over five years. As of March 31, 2026, the net carrying value was $57,125 before any amortization, which commences April 1, 2026. See Notes 3 and 4 to our financial statements.

None of the IP has been registered with any patent or copyright office. We intend to file patent and trademark applications using a portion of the offering proceeds. There is no assurance that any registrations will be obtained.

Properties

We do not own or lease any real property. Our registered office at 30 N Gould St, Suite R, Sheridan, Wyoming 82801 is maintained by our registered agent, Registered Agents Inc. Our officers work from their personal residences abroad.

Legal Proceedings

We are not currently a party to any legal proceedings, and no such proceedings are known to be contemplated.

Smaller Reporting Company and Emerging Growth Company Status

We qualify as a “smaller reporting company” as defined in Rule 12b-2 of the Exchange Act and as an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act, as added by the JOBS Act. As a smaller reporting company, we are permitted to provide less extensive disclosure in certain areas, including executive compensation. As an emerging growth company, we have elected to take advantage of the extended transition period for complying with new or revised financial accounting standards. We will remain an emerging growth company until the earliest of: (a) the last day of the fiscal year following the fifth anniversary of this offering; (b) the last day of the fiscal year in which our total annual gross revenues exceed $1.235 billion; (c) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period; or (d) the date on which we are deemed to be a “large accelerated filer” under the Exchange Act.

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Management’s Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis together with our financial statements and related notes included elsewhere in this prospectus.

Overview

We are an early-stage company with a limited operating history. We commenced commercial operations on June 7, 2026, when we launched the SPIN AI platform, and have since begun delivering service under three active subscription agreements and recognizing initial subscription revenue. Prior to launch, our activities consisted of organizational matters, the acquisition and development of our intellectual property, and the preparation of this registration statement.

Results of Operations (Inception through March 31, 2026)

During the period from inception through March 31, 2026, we incurred a net loss of $(108). This consisted of organizational expenses of $35 (Wyoming Secretary of State filing fee) and imputed interest expense of $73 on the below-market-rate promissory note issued in connection with the IP acquisition. We generated no revenue during the period.

Subsequent to March 31, 2026, we commercially launched the SPIN AI platform and commenced service under three subscription agreements. Because the quarter ending June 30, 2026 had not been completed as of the date of this prospectus, the results of operations for that quarter are not included in the financial statements in this prospectus. See 'Recent Developments' below.

Liquidity and Capital Resources

As of March 31, 2026, we had $365 in cash (held as physical cash on hand; see Note 2 to our financial statements) and total stockholders’ equity of $292. On June 10, 2026 we opened a corporate deposit account at JPMorgan Chase Bank, N.A.; prior to that date our cash was held as physical currency on hand (see Note 2 to our audited financial statements). Since our June 7, 2026 launch we have begun collecting initial subscription payments, which are deposited into our corporate account at JPMorgan Chase Bank, N.A. (see 'Recent Developments'). All material obligations to date have been funded through the Founder Loan Facility described under “Certain Relationships and Related-Party Transactions.” No amounts were drawn under the facility as of March 31, 2026. Subsequent to the balance sheet date, $2,500 was drawn for audit fees ($1,250 on April 28, 2026 and $1,250 on May 7, 2026), as described in Note 9 to our financial statements. Following the issuance of our financial statements, the Company drew an additional $2,250 under the facility — $1,000 on May 25, 2026 for the legal opinion (Exhibit 5.1) and $1,250 on May 29, 2026 for the EDGAR filing deposit — bringing the aggregate amount drawn under the facility to $4,750 as of the date of this prospectus.

Recent Developments. We launched the SPIN AI platform commercially on June 7, 2026. Three of our subscription agreements commenced shortly thereafter — Theodorus on June 16, 2026, Vsquared Ventures on June 17, 2026, and Wilbe on June 18, 2026 (Exhibits 10.7, 10.8 and 10.9). Aggregate first-month billings under these three agreements were approximately $4,455, all of which had been collected by June 23, 2026. Revenue from these agreements will be reflected in the Company’s financial statements for the fiscal quarter ending June 30, 2026 in accordance with the Company’s revenue-recognition policy. Our two remaining agreements, with Cambridge Innovation Capital PLC (Exhibit 10.5) and University2Ventures GmbH (Exhibit 10.6), are scheduled to commence on November 1, 2026 and had not generated billings or revenue as of June 23, 2026. On June 10, 2026 we opened a corporate deposit account at JPMorgan Chase Bank, N.A. These events occurred after the May 8, 2026 date through which subsequent events were evaluated in our audited March 31, 2026 financial statements and therefore are not reflected in those financial statements. They are disclosed in this prospectus as subsequent business developments.

If we raise the maximum offering amount, we believe the net proceeds of approximately $68,102, together with existing cash and the Founder Loan Facility, will be sufficient to fund our planned operations for at least 12 months following the effectiveness of this registration statement. If we raise substantially less than the maximum, we will need to scale back and defer certain development milestones and rely more heavily on the Founder Loan Facility, which, as noted under “Risk Factors,” is discretionary on the part of the lender.

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Critical Accounting Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, and expenses. Our most significant estimates relate to: (a) the fair value of the intellectual property acquired from Mr. Murad, as determined under the development-cost approach (sensitivity range: $48,700 to $78,500 under alternative assumptions); (b) the imputed interest rate applied to the related-party promissory note (the short-term applicable federal rate under IRC Section 1274(d)); (c) the useful life assigned to our intangible assets (five years, straight-line); (d) the determination that the founder shares were issued at fair value; and (e) the period over which subscription revenue will be recognized and the resulting allocation between recognized revenue and deferred revenue in financial statements issued after commencement of commercial operations. Our revenue-recognition estimates include determining the date on which each subscriber obtained platform access and the period over which the continuous platform-access performance obligation is satisfied. Changes in service commencement dates or contractual terms could affect the amount of revenue recognized and deferred revenue reported for a period.

The IP was acquired in a related-party transaction that was reviewed and approved by our Board, with Mr. Murad abstaining from the vote.

Plan of Operations (Next 12 Months)

Period	Milestone	Estimated Cost
Months 1–3	Stabilize commercial operations; support initial subscribers; improve billing, reconciliation, security and customer-support controls	$15,000–$20,000
Months 4–6	Expand data integrations and signal-processing capabilities; improve platform reliability and customer reporting	$15,000–$20,000
Months 7–9	Enhance Spin Potential Index™ scoring, analytics and dashboard functionality; evaluate customer usage and renewal data	$10,000–$15,000
Months 10–12	Expand customer acquisition and onboarding; continue product improvements and prepare for initial customer renewals	$5,000–$10,000
Estimated total 12-month operating and platform-enhancement requirement		$45,000–$65,000

These milestones and cost estimates are based on management’s current expectations and are subject to change. If we raise less than the full offering amount, we will prioritize milestones in the order shown above and defer lower-priority platform enhancements, customer-acquisition activities and operating initiatives.

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Directors and Executive Officers

The following table sets forth the name, age, and position of each of our directors and executive officers as of the date of this prospectus. Each director holds office until the next annual meeting of stockholders or until a successor is elected and qualified. Officers serve at the discretion of the Board of Directors.

Name	Age	Position	Serving Since
Katizie Bakht Murad	30	President, Director	March 18, 2026
Nevio Muller	37	Treasurer, Secretary, Director	March 18, 2026

Katizie Bakht Murad has served as our President and a member of the Board of Directors since the Company’s inception. He devotes substantially all of his business time to the Company. From September 2021 through August 2025, Mr. Murad served as a Machine Learning Engineer and subsequently as Senior ML Engineer at Signalframe NV, a B2B analytics company based in Antwerp, Belgium, where he was responsible for the development and deployment of machine learning models, data-ingestion pipelines, and production ML infrastructure. Following his departure from Signalframe, Mr. Murad conducted independent research in artificial intelligence and technology commercialization, which led to the development of the intellectual property portfolio that was subsequently assigned to the Company. Mr. Murad is a citizen of Belgium and resides in Antwerp.

Nevio Muller has served as our Treasurer, Secretary, and a member of the Board of Directors since the Company’s inception. He devotes approximately 20 hours per week to the Company. Since January 2022, Mr. Muller has worked as an independent financial and operations consultant advising early-stage technology companies on matters including corporate governance, financial controls, and operational scaling. From July 2018 through December 2021, he held a senior operations and finance role at a Zurich-based firm. Mr. Muller is responsible for treasury oversight, financial controls, maintenance of corporate records, and coordination with the Company’s outside legal, accounting, and audit advisors. Mr. Muller is a citizen of Switzerland and resides in Zurich.

We do not have any standing committees of the Board of Directors, including an audit committee, compensation committee, or nominating committee. We have no agreements with either officer providing for fixed cash compensation, and neither officer has a written employment agreement with the Company. See “Executive Compensation.”

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Executive Compensation

No cash compensation, stock awards, option awards, non-equity incentive plan compensation, or other compensation was paid or accrued to any officer or director during the period from inception through March 31, 2026. No compensation arrangements are currently in place, and there are no outstanding equity awards, stock option plans, pension or retirement plans, or employment agreements providing for compensation. The Company may establish compensation arrangements in the future as its operations develop and as resources permit.

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Certain Relationships and Related-Party Transactions

The following is a description of transactions since our inception in which the amount involved exceeded or will exceed the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years, and in which any director, executive officer, or holder of more than 5% of our capital stock had or will have a direct or indirect material interest.

Founder share issuances. On March 18, 2026, the Company issued 3,000,000 shares of common stock to Mr. Murad and 1,000,000 shares to Mr. Muller, in each case at the par value of $0.0001 per share for an aggregate cash consideration of $400. See Note 5 to our financial statements.

Intellectual property assignment and promissory note. On March 18, 2026, Mr. Murad assigned to the Company a portfolio of nine technical software-specification components in exchange for a non-interest-bearing promissory note in the principal amount of $61,300, maturing on March 18, 2028 (the “Note”). The Note was initially recorded at its present value of $57,125, reflecting a discount of $4,175 under ASC 835-30; after $73 of accretion through March 31, 2026, the carrying value was $57,198. Because Mr. Murad is the Company’s President and a director, this transaction was reviewed and approved by Mr. Muller, acting in the capacity of a “qualified director” under Wyoming Statute Section 17-16-831, with Mr. Murad abstaining. Mr. Muller is not independent under the listing standards of any national securities exchange. See Notes 3 and 4 to our financial statements.

Founder Loan Facility. On March 18, 2026, Mr. Murad established a revolving credit facility (the “Founder Loan Facility”) of up to $100,000, bearing interest at 0% per annum, for the purpose of funding the Company’s operating needs. Draws are at the sole discretion of Mr. Murad. Under this arrangement, Mr. Murad pays vendors directly on the Company’s behalf, and the Company records the corresponding obligation. No amounts were outstanding under the facility as of March 31, 2026. Subsequent to the balance sheet date, $2,500 was drawn for audit fees as described in Note 9 to our financial statements. Following the issuance of our financial statements, the Company drew an additional $1,000 on May 25, 2026 for the legal opinion (Exhibit 5.1) and $1,250 on May 29, 2026 for the EDGAR filing deposit, bringing the aggregate amount drawn to $4,750 as of the date of this prospectus.

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Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of our common stock as of the date of this prospectus by (i) each person known by us to beneficially own more than 5% of our common stock, (ii) each of our directors and named executive officers, and (iii) all directors and executive officers as a group.

Name and Address of Beneficial Owner	Title	Shares Beneficially Owned	Percent Before Offering	Percent After Offering(1)
Katizie Bakht Murad Antwerp, Belgium	President, Director	3,000,000	75.0%	21.4%
Nevio Muller Zurich, Switzerland	Treasurer, Secretary, Director	1,000,000	25.0%	7.1%
All directors and executive officers as a group (2 persons)		4,000,000	100.0%	28.6%

(1) Assumes the sale of all 10,000,000 shares offered hereby. Does not give effect to any shares that may be issued in other transactions.

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Description of Securities

The following is a summary of the material terms of our capital stock as set forth in our Articles of Incorporation and Bylaws. This summary is not complete and is qualified in its entirety by reference to our Articles of Incorporation and Bylaws, which are filed as Exhibits 3.1 and 3.2 to this registration statement.

Our authorized capital stock consists of 90,000,000 shares of common stock, par value $0.0001 per share, and no shares of preferred stock. As of the date of this prospectus, 4,000,000 shares of common stock are issued and outstanding, held of record by two stockholders. There are no outstanding options, warrants, rights, or other securities convertible into or exchangeable for shares of our common stock.

Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of stockholders. Holders of common stock are entitled to receive dividends when and if declared by the Board of Directors out of funds legally available therefor. We have never declared or paid any dividends and do not anticipate paying dividends in the foreseeable future. In the event of a liquidation, dissolution, or winding up of the Company, holders of common stock are entitled to share pro rata in the net assets remaining after satisfaction of all debts and liabilities. There are no preemptive, redemption, or conversion rights.

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Market for Common Equity and Related Stockholder Matters

There is no established public trading market for our common stock. As of the date of this prospectus, there are two holders of record. We intend to apply for quotation on the OTCQB Venture Market operated by OTC Markets Group Inc., which requires that a market maker file a Form 211 application with FINRA under Rule 15c2-11. We have not engaged a market maker, and no assurance can be given that a market maker will agree to file a Form 211 or that the application will be approved. Our intended trading symbol is “SPAI,” subject to availability.

We have never paid a cash dividend and do not expect to declare or pay dividends for the foreseeable future. We have no equity compensation plans in effect.

Shares Eligible for Future Sale

Upon effectiveness, the 10,000,000 shares sold in this offering will be freely tradeable without restriction or further registration under the Securities Act, except for any shares held by our “affiliates” as that term is defined in Rule 144. The 4,000,000 shares held by our founders are “restricted securities” as defined in Rule 144 and may not be sold publicly until at least six months after the effective date of this registration statement, and then only in compliance with the volume, manner of sale, and other limitations of Rule 144.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is VStock Transfer Corp, 18 Lafayette Place, Woodmere, New York 11598.

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Legal Matters

The validity of the shares of common stock offered by this prospectus will be passed upon for us by Paesano Akkashian, PC, Bloomfield Hills, Michigan.

Experts

The financial statements of Spin AI Inc. as of and for the period from inception (March 18, 2026) through March 31, 2026 included in this prospectus have been audited by Aloba, Awomolo & Partners, an independent registered public accounting firm (PCAOB ID #7275), located in Ibadan, Nigeria, as stated in their report appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing. The firm is registered with the Public Company Accounting Oversight Board and is not located in a jurisdiction identified as non-cooperating under the Holding Foreign Companies Accountable Act.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

Where You Can Find More Information

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of common stock offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules thereto. For further information, we refer you to the registration statement and the exhibits and schedules filed therewith. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are qualified in their entirety by reference to the full text of such contract or document. The registration statement, including its exhibits, is available on the SEC’s website at www.sec.gov.

Upon effectiveness of this registration statement, we will be subject to the informational requirements of the Exchange Act and will be required to file reports and other information with the SEC. All reports and other information filed by us with the SEC will be available on the SEC’s website.

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SPIN AI INC.

F-1

ALOBA, AWOMOLO & PARTNERS

(Chartered Accountants)

4th Floor, Providence Court, Ajibade Bus Stop, CocaCola Area , Mokola, Ibadan, Oyo 200132, Nigeria

Tel: 08055439586, 08034725835

Email: audits@alobaawomolo.org; alobaawomolopartners@gmail.com; website: www.alobaawomolo.org

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of SPIN AI, INC.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of SPIN AI, INC. (the Company) as of March 31, 2026, and the related statements of income, stockholders’ equity, and cash flows for the period March 18, 2026 (inception) to March 31, 2026, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2026, and the results of its operations and its cash flows for the period from March 18, 2026 (inception) to March 31, 2026, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 7 to the financial statements, the Company has limited cash resources, has not yet generated revenues from operations, and is dependent on related-party financing and future capital raises to fund operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern for a period of one year from the date the financial statements are issued. Management’s plans regarding these matters are also described in Note 7. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there were no critical audit matters.

Aloba, Awomolo & Partners – PCAOB ID #7275

We have served as the Company’s auditor since 2026.

Ibadan, Nigeria

May 8, 2026

F-2

SPIN AI INC.

BALANCE SHEET

(Expressed in U.S. Dollars)

March 31, 2026

ASSETS
Current Assets
Cash and cash equivalents	$365
Total current assets	365

Non-Current Assets
Intangible assets, net (Note 3)	57,125
Total non-current assets	57,125

TOTAL ASSETS	$57,490

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Accounts payable and accrued liabilities	$–
Total current liabilities	–

Non-Current Liabilities
Notes payable — related party, face value (Note 4)	61,300
Less: Unamortized discount on notes payable (Note 4)	(4,102)
Notes payable — related party, net	57,198
Total non-current liabilities	57,198

Total liabilities	57,198

Stockholders’ Equity
Common stock, $0.0001 par value; 90,000,000 shares authorized; 4,000,000 issued and outstanding	400
Additional paid-in capital	–
Accumulated deficit	(108)
Total stockholders’ equity	292
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$57,490

The accompanying notes are an integral part of these financial statements.

F-3

SPIN AI INC.

STATEMENT OF OPERATIONS

(Expressed in U.S. Dollars)

For the Period from March 18, 2026 (Inception) to March 31, 2026
Revenue	$–

Operating Expenses	–
Organizational costs	35
Total operating expenses	(35)

Loss from operations	(35)

Other Expense
Interest expense — imputed, related party (Note 4)	(73)
Total other expense	(73)

Loss before income taxes	(108)
Income tax expense (benefit) (Note 6)	–
NET LOSS	$(108)

Net loss per share — basic and diluted	$(0.00)
Weighted average shares outstanding — basic and diluted	4,000,000

The accompanying notes are an integral part of these financial statements.

F-4

SPIN AI INC.

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

For the Period from March 18, 2026 (Inception) to March 31, 2026

(Expressed in U.S. Dollars)

	Common Stock
Description	Shares	Amount	APIC	Accumulated Deficit	Total Equity
Balance, March 18, 2026 (inception)	–	$–	$–	$–	$–
Issuance of common shares — founders (Note 5)	4,000,000	400	–	–	400
Net loss for the period	–	–	–	(108)	(108)
Balance, March 31, 2026	4,000,000	$400	$–	$(108)	$292

The accompanying notes are an integral part of these financial statements.

F-5

SPIN AI INC.

STATEMENT OF CASH FLOWS

(Expressed in U.S. Dollars)

For the Period from March 18, 2026 (Inception) to March 31, 2026
OPERATING ACTIVITIES
Net loss	$(108)
Adjustments to reconcile net loss to net cash used:
Non-cash imputed interest expense (Note 4)	73
Changes in operating assets and liabilities:
Accounts payable and accrued liabilities	–
Net cash used in operating activities	(35)

INVESTING ACTIVITIES
Acquisition of intangible assets	–
Net cash used in investing activities	–

FINANCING ACTIVITIES
Proceeds from issuance of common stock	400
Net cash provided by financing activities	400

NET INCREASE IN CASH AND CASH EQUIVALENTS	365

Cash and cash equivalents, beginning of period	–

CASH AND CASH EQUIVALENTS, END OF PERIOD	$365

SUPPLEMENTAL DISCLOSURE OF NON-CASH ACTIVITIES
Acquisition of intangible assets financed by notes payable — related party (at present value)	$57,125
Original issue discount recognized on issuance of related-party note (ASC 835-30)	$4,175

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$–
Cash paid for income taxes	$–

The accompanying notes are an integral part of these financial statements.

F-6

SPIN AI INC.

NOTES TO FINANCIAL STATEMENTS

For the Period from March 18, 2026 (Inception) to March 31, 2026

NOTE 1 — ORGANIZATION AND NATURE OF OPERATIONS

Spin AI Inc. (the “Company”) was incorporated in the State of Wyoming on March 18, 2026 (EIN: 32-0849942; Wyoming Secretary of State File No. 2026-001923462). The Company is a development-stage company engaged in the development of an artificial-intelligence-based pre-seed intelligence platform (“SPIN AI”) designed to monitor academic publications, patent filings, federal research grants, and academic collaboration networks to detect high-potential technology spin-off opportunities before they are formally incorporated. The Company’s registered office is located at 30 N Gould St, Suite R, Sheridan, Wyoming 82801 (a shared-use registered-agent service address).

The Company’s principal commercial operations have not yet commenced, and the Company has not generated revenue since inception. The Company has no customers, no personnel, no operational software, and no signed commercial contracts. Activities through March 31, 2026 consisted of organizational and formation matters, acquisition of its initial intellectual property portfolio (consisting entirely of design documentation and algorithm specifications), and establishment of its corporate governance framework. The Company’s fiscal year ends March 31. These financial statements cover the period from inception (March 18, 2026) to March 31, 2026 — a period of 14 calendar days (13 days for interest accretion purposes, beginning upon issuance of the related-party note on March 18, 2026 and ending March 31, 2026).

Smaller Reporting Company and Emerging Growth Company status. The Company is a “smaller reporting company” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, having public float less than $250 million and revenues less than $100 million. The Company is also an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act of 1933, as amended by the JOBS Act, because the Company had less than $1.235 billion in annual gross revenues during its most recently completed fiscal year. The Company has elected to take advantage of certain reduced disclosure obligations available to smaller reporting companies and emerging growth companies, including the ability to present two years of audited financial statements rather than three (this stub-period inception year is the Company’s first reporting period); reduced disclosure about executive compensation under Reg S-K Item 402(m)–(r); exemption from auditor attestation of internal control over financial reporting under SOX Section 404(b); and extended transition periods for new or revised accounting standards under JOBS Act Section 102(b)(1). See the Business Description (the Business Description §A.5) and Risk Factor F.26 for additional discussion.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation. The financial statements have been prepared under U.S. generally accepted accounting principles (U.S. GAAP) and include all normal and recurring adjustments necessary for a fair presentation.

Cash and Cash Equivalents. The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. The Company’s entire cash balance of $365 is held as cash on hand. The Company has not opened a bank or depository account during the inception period.

Intangible Assets. Intangible assets consist of intellectual property — specifically, design documentation and algorithm specifications for the planned SPIN AI platform — acquired from a related party and are carried at initial measurement (present value of consideration given, under ASC 835-30) less accumulated amortization. The Company amortizes finite-lived intangible assets on a straight-line basis over their estimated useful lives (5 years, reflecting the anticipated commercial life of the underlying algorithm designs and data-schema specifications through successive product iterations, consistent with amortization periods typical for internal-use software specifications under ASC 350-40). The Company reviews intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable under ASC 350.

F-7

Imputed Interest on Related-Party Debt. When the Company issues a debt instrument that is non-interest bearing or carries a stated rate significantly below market, the Company imputes interest at a market rate of interest under ASC 835-30. The Company records the debt at the present value of the future cash flows using the imputed market rate, and recognizes the difference between the face amount and the present value as a discount. The discount is accreted to interest expense using the effective interest method over the life of the instrument.

Organizational Costs. Costs incurred for the organization and incorporation of the Company are expensed as incurred under ASC 720-15.

Income Taxes. The Company accounts for income taxes under ASC 740, using the asset and liability method. A full valuation allowance has been established against all deferred tax assets as of March 31, 2026.

Earnings (Loss) Per Share. Basic and diluted loss per share is computed by dividing net loss by the weighted average number of common shares outstanding during the period. As the Company has a net loss for the period, all potentially dilutive securities would be anti-dilutive.

Revenue Recognition. The Company has not generated revenue since inception. When revenues are generated under the planned Scout / Operator / Command SaaS subscription product, the Company will recognize revenue under ASC 606, applying the five-step model (identify the contract, identify the performance obligations, determine the transaction price, allocate the transaction price, and recognize revenue as performance obligations are satisfied over time on a straight-line basis over the subscription period).

Fair Value of Financial Instruments. The Company applies ASC 825 and ASC 820 for fair value disclosures. At March 31, 2026, financial instruments consist of cash ($365) and notes payable — related party (net carrying value $57,198), each carried at an amount that approximates fair value after the imputed-interest adjustment described in Note 4.

Use of Estimates. The preparation of financial statements requires management to make estimates and assumptions. Significant estimates include (i) the fair value of intellectual property assigned by the related party (estimated using a development cost methodology with reconstructed hour estimates and triangulated market rates; see the IP Valuation Support Memorandum, the IP Valuation Support Memorandum), (ii) the selection of a market interest rate used to impute interest on the related-party promissory note, and (iii) the estimated useful life of intangible assets. Actual results could differ from those estimates. See “Critical Accounting Estimates” in the Business Description and MD&A (‘Description of Business” above).

Stock issuances. The Company accounts for stock issuances for cash under ASC 505, Equity. The 4,000,000 founder shares issued at par value for cash on March 18, 2026 were recorded at the cash consideration received ($400). No stock-based compensation expense was recognized because the shares were issued for cash equal to par value, not for services. The Company accounts for any future stock-based compensation under ASC 718, Compensation — Stock Compensation, measuring awards at grant-date fair value. No stock options, restricted stock units, or other equity awards have been granted since inception, and the Company has no equity incentive plan.

NOTE 3 — INTANGIBLE ASSETS

On March 18, 2026, the Company acquired an intellectual property portfolio from Katizie Bakht Murad (President and Director) pursuant to the IP Assignment Agreement (Exhibit 10.2) and IP Transfer Deed (Exhibit 10.2A). The face amount of consideration was $61,300, financed by a non-interest-bearing related-party promissory note (see Note 4). The portfolio comprises nine technical software-specification components:

#	Component	Face Value
1	Academic Paper Ingestion & Processing Pipeline Design Specification	$14,000
2	Citation Velocity Anomaly Detection Algorithm Design	12,000
3	Patent Family Clustering Engine Design	8,000
4	Research Network Graph Analysis Methodology	7,500
5	Alert & Research Brief Generation Engine Specifications	5,500
6	Spin Potential Index (SPI) Composite Scoring Model Architecture	5,000
7	Multi-Signal Weighting & Calibration Documentation	5,000
8	Academic Data-Source Schema & Institution Coverage Ontology	4,000
9	Domain Name Registrations (spininc.io)	300
Total Face Value		$61,300

F-8

Management supported the $61,300 face valuation using a development cost methodology consistent with ASC 350-40, benchmarked against three independent market-rate sources (Upwork 2025 Talent Report, Toptal 2025 Developer Rate Guide, Glassdoor 2025) — see IP Valuation Support Memorandum (the IP Valuation Support Memorandum). The valuation composition comprises software-specification and algorithm-design artifacts only; no brand-asset, business-plan, or pre-incorporation-organizational items are included in the capitalized balance.

Because the consideration paid is a non-interest-bearing note, the intangible asset was initially recorded at the present value of the consideration given ($57,125), under ASC 835-30. See Note 4. The intangible asset is amortized on a straight-line basis over five years. No amortization was recorded for the period ended March 31, 2026, as the asset was acquired at inception and amortization begins April 1, 2026. Estimated annual amortization is approximately $11,425 ($57,125 ÷ 5 years).

Estimated future amortization expense:

Year ending March 31, 2027	$11,425
Year ending March 31, 2028	11,425
Year ending March 31, 2029	11,425
Year ending March 31, 2030	11,425
Year ending March 31, 2031	11,425
Total	$57,125

Critical accounting estimate. Management has identified the carrying amount of intangible assets as a critical accounting estimate. See the Business Description (“Description of Business” above) for sensitivity analysis showing the gross face valuation could reasonably range from $48,700 to $78,500 under alternative rate and hour assumptions. If the SEC staff or the auditor requests independent corroboration, the Company will engage an independent valuation specialist to issue a confirmatory opinion before effectiveness.

Amortization commencement. Amortization of the IP Portfolio commences April 1, 2026, the day following the balance sheet date. No amortization expense was recognized for the inception period from March 18, 2026 through March 31, 2026, because the IP Portfolio was placed in service for accounting purposes effective April 1, 2026 (the start of the Company’s first full operating month following inception). The 5-year straight-line amortization schedule presented above reflects the full amortization period commencing April 1, 2026 and concluding March 31, 2031.

NOTE 4 — NOTES PAYABLE — RELATED PARTY

$61,300 Promissory Note. In connection with the IP Assignment Agreement (Exhibit 10.2) described in Note 3, the Company issued a non-interest-bearing promissory note in the face principal amount of $61,300 to Katizie Bakht Murad, a related party and the Company’s President and Director. The note matures on March 18, 2028 and is classified as a non-current liability.

Because the note is non-interest-bearing, U.S. GAAP (ASC 835-30-25) requires the Company to impute interest at a market rate. Management, in consultation with the Board of Directors (Resolution 8), selected 3.59% per annum as an appropriate market rate, consistent with the IRS applicable federal short-term rate for March 2026 (Rev. Rul. 2026-6, Table 1, annual compounding) and market rates observed for comparable unsecured two-year obligations of development-stage entities. The note was recorded on inception at its present value of $57,125, with a corresponding original issue discount of $4,175 recognized as a direct reduction of the note’s carrying value. The discount is being accreted to interest expense using the effective-interest method over the two-year life of the note.

F-9

Roll-forward of notes payable — related party for the period:

Face value at March 18, 2026 (inception)	$61,300
Unamortized discount at March 18, 2026	(4,175)
Net carrying value at inception	57,125
Accretion of discount (13 days × 3.59% × $57,125 ÷ 365)	73
Net carrying value at March 31, 2026	$57,198

Founder Loan Facility. The Board also authorized a Founder Loan Agreement (Exhibit 10.3) with Katizie Bakht Murad providing for advances of up to $100,000 on a non-interest-bearing, demand basis. No amounts had been drawn under this facility as of March 31, 2026. If and when amounts are drawn, the Company will impute interest at the then-current AFR consistent with ASC 835-30 and IRC §7872. Subsequent to the balance sheet date, on April 28, 2026, the Company drew $1,250 on the Founder Loan Facility, applied directly to the first installment of the audit-fee obligation under the Audit Engagement Letter Engagement Letter; see Note 9 (Subsequent Events) for further detail.

Legal characterization. No interest is contractually payable to the Holder. The imputed interest recognized is a non-cash GAAP adjustment only and does not create any obligation to the Holder beyond the face amount of $61,300 due on March 18, 2028.

Related-party review. Both the $61,300 Promissory Note and the $100,000 Founder Loan Facility were reviewed on the Company’s behalf by Mr. Nevio Muller acting as a qualified director. As noted in the Business Description §G and the Independence Footnote at the end of this Note, Mr. Muller is not “independent” under Nasdaq or NYSE listing standards.

NOTE 5 — COMMON STOCK AND STOCKHOLDERS’ EQUITY

The Company is authorized to issue 90,000,000 shares of common stock, par value $0.0001 per share. No preferred stock is authorized.

On March 18, 2026, the Company issued 4,000,000 founder shares: 3,000,000 to Katizie Bakht Murad (75% controlling shareholder pre-offering) and 1,000,000 to Nevio Muller, each at $0.0001 per share par value, for cash consideration totaling $400 ($300 from Mr. Murad for 3,000,000 shares; $100 from Mr. Muller for 1,000,000 shares). All shares are restricted securities under Rule 144 of the Securities Act of 1933.

Management determined the fair value of the founder shares at par value ($0.0001 per share), supported by the Schedule B Fair Value Memoranda attached to each founder’s PPSA (Exhibits 10.1 and 10.4) and the Board Resolution. The shares were issued on the date of incorporation, prior in the ordering of same-day events to the IP assignment transaction described in Note 3. At the precise moment of issuance, the Company had no assets, no liabilities, no operations, and no contractual arrangements. Management considered: (a) the cash subscription character of the founder share issuance (which renders the IRC §83 services-for-stock provisions inapplicable), and (b) the “concurrent events” analysis showing that enterprise value immediately before Mr. Murad’s IP contribution was effectively $0. The shares were issued for cash at par under ASC 505; no stock-based compensation expense was recognized because no services were exchanged. No additional paid-in capital was generated. The entire $400 was credited to Common Stock at par.

Vesting and §83(b) status. The 4,000,000 founder shares issued on March 18, 2026 were fully vested at issuance. Neither the Performance and Stock Subscription Agreements (Docs 10 and 11) nor the Founder Agreements (Docs 12 and 13) imposes any vesting schedule, repurchase right, forfeiture trigger, or substantial risk of forfeiture within the meaning of IRC §83(c) on the founder shares. Because the shares were fully vested at issuance and were issued for cash consideration (not services), no IRC §83(b) election was required or filed by either founder. See the Founder Tax Memorandum (the Founder Tax Memorandum) for the detailed §83 / §83(b) analysis.

F-10

NOTE 6 — INCOME TAXES

For the period ended March 31, 2026, the Company incurred a net loss of $108 for financial-reporting purposes. Income tax provision is $0 as a result of the analysis below.

Book-tax treatment of imputed interest under IRC §7872. The related-party non-interest-bearing promissory note described in Note 4 is a “below-market corporation-shareholder loan” within the meaning of IRC §7872(c)(1)(C). Under §7872, such a loan is recharacterized for federal income tax purposes as if:

1.	The Company (borrower) paid interest to the Holder (lender) at the applicable federal rate — treated as an interest payment deductible by the Company under IRC §163 (subject to the §163(j) limitation, which does not apply to small businesses under the §448(c) gross-receipts test); and

2.	The Holder transferred an equivalent amount back to the Company as a constructive contribution to capital — not taxable to the Company under IRC §118 / §1032.

The net federal-tax effect for the Company is therefore a deduction equal to the imputed interest ($ 73 for the period), mirroring the book expense recognized under ASC 835-30. No permanent book-tax difference arises from the imputed interest itself under this analysis; the §7872 recharacterization aligns the book and tax treatments.

Rate Reconciliation	Amount
Tax benefit at federal statutory rate (21%) on book loss of $108	$(23)
§7872 alignment of imputed interest (no permanent difference)	–
State income taxes (Wyoming imposes no corporate income tax)	–
Tax benefit before valuation allowance	(23)
Increase in valuation allowance	23
Income tax provision	$–

Deferred tax assets and valuation allowance. A full valuation allowance has been established against all deferred tax assets because it is more likely than not that they will not be realized. Deferred tax assets comprise the $108 net operating loss carryforward multiplied by the 21% federal statutory rate, or $23, fully reserved. Wyoming imposes no state corporate income tax. The Company has no state tax nexus outside Wyoming; the Belgian-resident officer does not, in management’s assessment, create a U.S. permanent establishment for the Company or a Belgian permanent establishment for the Company’s U.S. activities — see “Risk Factors — Permanent-establishment risk” in the Business Description.

IRC §382 limitation. The Company’s net operating losses may be subject to limitation under IRC §382 if and when a qualifying ownership change occurs. The initial public offering described elsewhere in this prospectus would likely constitute an ownership change for §382 purposes if fully subscribed. Given the small absolute amount of the NOL ($108), any §382 limitation is immaterial.

Uncertain tax positions (ASC 740-10). Management has evaluated the Company’s tax positions and has not identified any uncertain tax positions requiring FIN 48 / ASC 740-10 measurement or disclosure as of March 31, 2026. The §7872 position described above is based on direct statutory authority and Treas. Reg. §1.7872-1 et seq. and is not considered uncertain.

IRC §351 nonrecognition — not available for IP-for-Note exchange. The exchange of the IP Portfolio for the Promissory Note was structured as a transfer of property to the Company in exchange for a debt instrument rather than stock. Because IRC §351(a) nonrecognition requires the transferor to receive stock in the exchange, and a promissory note is not stock for §351 purposes, nonrecognition treatment is not available. Mr. Murad recognized taxable gain at the founder level on the transfer equal to the fair value of the IP ($61,300) less his tax basis (estimated near zero, as the IP was developed on personal time). The character of such gain (ordinary vs. capital) depends on IRC §1221(a)(3) and §1235. Tax consequences are personal to Mr. Murad and have not been calculated by the Company. Any resulting tax liability could affect his willingness to extend further accommodations under the Founder Loan Facility (Exhibit 10.3).

F-11

NOTE 7 — GOING CONCERN

The Company has not generated any revenue since inception, has incurred a net loss of $108 for the period ended March 31, 2026, and has an accumulated deficit of $108. These conditions raise substantial doubt about the Company’s ability to continue as a going concern within one year from the date these financial statements are issued, as required by ASC 205-40 and AS 2415.

Management’s plans to mitigate the going concern include: (i) completing an initial public offering on Form S-1, with planned gross proceeds of approximately $100,000; (ii) completing development of the SPIN AI platform over a planned 12-month development cycle (estimated cost $45,000–$65,000; see “Plan of Operations” in Management’s Discussion and Analysis); (iii) commercializing the platform via Scout/Operator/Command SaaS subscriptions to VC and corporate-innovation customers; and (iv) accessing the Founder Loan Facility of up to $100,000 (Exhibit 10.3) with Katizie Bakht Murad if needed. The Founder Loan Facility is lender-discretionary and there is no contractual assurance that future draws will be made. Repayment of the $61,300 related-party note at its March 18, 2028 maturity is contemplated from operating cash flows following successful commercialization.

Management’s plans do not fully alleviate the substantial doubt. The financial statements have been prepared assuming the Company will continue as a going concern and do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 8 — COMMITMENTS AND CONTINGENCIES

Leases. The Company has no lease obligations. Operations are conducted remotely.

Legal Proceedings. The Company is not a party to any pending legal proceedings. Management has certified that no Signalframe NV trade-secret-misappropriation or non-compete claim has been threatened, and that Mr. Murad’s employment-agreement provisions do not give rise to a claim against the Company; see the Prior Employer IP Certification Prior-Employer IP Certification.

Employment Agreements. The Company has entered into two Founder Agreements (Exhibits 10.1 and 10.4), each of which provides for equity-only compensation at formation with deferred cash conditional on revenue. No cash compensation has been paid to officers or directors during the period.

IP-for-Note exchange — tax substance disclosure. The IP Portfolio assignment by Mr. Murad to the Company on March 18, 2026 in exchange for the $61,300 non-interest-bearing Promissory Note (PN-2026-001) is a related-party transaction whose tax substance is described in detail in the Founder Tax Memorandum (the Founder Tax Memorandum) and in Note 6 above. The exchange was not structured to qualify for IRC §351 nonrecognition because Mr. Murad received a promissory note rather than stock; he may have recognized founder-level taxable gain on the transfer. The Company’s accounting for the IP at present value ($57,125 with corresponding $4,175 OID) and the related-party note (Note 4) reflects the corporation-level economics of the transaction; founder-level tax consequences are personal to Mr. Murad and are not reflected in the Company’s financial statements. Management has obtained representations from Mr. Murad acknowledging awareness of the §351 analysis (our management representation letter). The Company is engaging U.S. federal tax counsel to validate this characterization (the Pending Items Tracker Item 7).

F-12

NOTE 9 — SUBSEQUENT EVENTS

The Company has evaluated subsequent events from March 31, 2026 through May 8, 2026 (the date these financial statements were issued), under ASC 855-10. Management is preparing a Registration Statement on Form S-1, which had not yet been filed with the SEC as of the date these financial statements were issued. The going concern conditions described in Note 7 have not been resolved.

Founder Loan Facility — post-period-end draw of $1,250 on April 28, 2026 (Type 2 subsequent event). Subsequent to March 31, 2026, on April 28, 2026, the Company drew $1,250 on the Founder Loan Facility (Exhibit 10.3) in satisfaction of the first-installment audit fee under the Audit Firm Engagement Letter (per our audit engagement letter dated April 22, 2026). The draw was funded by the Lender (Mr. Katizie Bakht Murad) at his discretion under Section 2 of the Founder Loan Facility, and was applied directly to Aloba Awomolo & Partners (“AAP”) in payment of AAP Invoice SPIN-001 on the Company’s behalf. The draw constitutes a Type 2 (non-recognized) subsequent event under ASC 855-10-25-3, and is therefore disclosed but not recognized in the March 31, 2026 financial statements. The Founder Loan Facility is non-interest-bearing on its face. For the period from April 28, 2026 forward, the Company will impute interest expense on the outstanding balance at the applicable short-term AFR under IRC §7872(c)(1)(C) (with daily proration), with a corresponding deemed capital contribution from the Lender under IRC §118 / §1032, parallel to the methodology applied to the existing related-party Promissory Note PN-2026-001 (see Note 4 and Note 6). Any further draws on the facility will be subject to the same imputation methodology.

Founder Loan Facility — second draw of $1,250 on May 7, 2026 (Type 2 subsequent event). On May 7, 2026, the Lender advanced a second $1,250 to AAP on behalf of the Company in satisfaction of the second and final installment of the audit fee under the Audit Engagement Letter. After this draw, the aggregate balance drawn on the Founder Loan Facility is $2,500, with $97,500 of headroom remaining. The same §7872 imputation methodology described above applies to the incremental draw. This is a Type 2 (non-recognized) subsequent event.

Audit Firm Engagement and Completion. On April 22, 2026, the Company executed an engagement letter with Aloba Awomolo & Partners (Chartered Accountants) of Ibadan, Oyo State, Nigeria as the Company’s PCAOB-registered audit firm for the year ended March 31, 2026. The audit fee is $2,500, paid in full through the two Founder Loan Facility draws described above. The engagement letter expressly excludes the auditor consent (Exhibit 23.1) for inclusion of the audit report in the S-1 Registration Statement; that consent will require a separate engagement. On May 8, 2026, AAP issued an unqualified audit opinion on the Company’s financial statements for the period from inception through March 31, 2026, with a going-concern explanatory paragraph referencing Note 7. See the Audit Engagement Letter and the Audit Report Reference for full details.

NOTE 10 — INTERNAL CONTROL OVER FINANCIAL REPORTING — MATERIAL WEAKNESSES

Management has evaluated the Company’s internal control over financial reporting (“ICFR”) as of March 31, 2026 and has concluded that material weaknesses exist within the meaning of PCAOB Auditing Standard No. 2201. A material weakness is a deficiency, or combination of deficiencies, such that there is a reasonable possibility that a material misstatement of the Company’s financial statements would not be prevented or detected on a timely basis.

The identified material weaknesses arise from the Company’s small size and limited personnel:

1.	No segregation of duties. The Company has two officers and no other personnel. The Treasurer (Mr. Muller) both authorizes disbursements and maintains the accounting records, and the President (Mr. Murad) has authority over all corporate transactions. There is no independent authorization, custody, or record-keeping separation over cash disbursements.

2.	No financial-close review function. No second-level review is performed over the period-end financial close, journal entries, or financial statement preparation.

3.	No documented entity-level controls. The Company has no formally documented code of ethics, whistleblower policy, delegation-of-authority policy, or related entity-level control framework.

4.	No information-technology general controls (ITGC). The Company has no documented access controls, change management, or backup-and-recovery controls over its accounting software.

5.	No internal audit function. The Company has no internal audit function and no audit committee of independent directors.

F-13

Remediation plan. Following the offering, management intends to: (a) engage an outsourced CFO or external accounting consultant to provide second-level review over financial close; (b) document entity-level controls including a code of ethics, whistleblower policy, and delegation-of-authority policy; (c) separate authorization, custody, and record-keeping over cash disbursements once additional personnel are engaged; and (d) implement basic ITGCs including access controls and change management. No assurance can be given that remediation will be timely or effective.

This Note 10 disclosure is consistent with, and cross-referenced to, the risk factor at Risk Factor F.15, the going-concern memorandum (the Going Concern Assessment), and management’s representations in our management representation letter.

Independence footnote. Mr. Muller does not qualify as “independent” under Nasdaq Listing Rule 5605(a)(2) or NYSE Listed Company Manual §303A.02. He is a founder, officer (Treasurer and Secretary), 25% shareholder, and party to a Founder and Director Agreement with the Company. The Company currently has no independent directors within the meaning of those rules. References in this document to Mr. Muller as a “qualified director” use the term of art defined in Wyoming Business Corporation Act §17-16-831(a)(3) — a director who does not have a conflicting interest in the specific transaction under review. This is a narrower and lower statutory standard than the “independent director” standard under Nasdaq Listing Rule 5605(a)(2) or NYSE Listed Company Manual §303A.02, which requires the absence of any material relationship with the Company. A director may be a “qualified director” for purposes of a specific related-party transaction while still not meeting the listing standards’ “independent director” definition.

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PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

Item	Amount
SEC registration fee	$14
Legal fees (Exhibit 5.1 opinion)	1,000
Accounting and audit fees	2,500
EDGAR filing and XBRL tagging	5,000
Transfer agent fees (initial setup + issuance)	3,500
Blue-sky compliance	1,500
OTCQB application and Form 211 support	12,000
Miscellaneous (printing, postage, filing)	6,384
Total estimated expenses	$31,898

All expenses are estimates and will be borne by the Company. No portion of the offering expenses will be borne by selling stockholders.

Item 14. Indemnification of Directors and Officers

Wyoming law (W.S. §17-16-851 et seq.) permits indemnification of directors and officers against expenses, judgments, fines, and settlement amounts if they acted in good faith and reasonably believed their conduct was in the best interests of the corporation. Our Articles and Bylaws provide for indemnification to the fullest extent permitted by Wyoming law.

Insofar as indemnification for liabilities under the Securities Act may be permitted, the SEC has expressed the opinion that such indemnification is against public policy and is therefore unenforceable.

Item 15. Recent Sales of Unregistered Securities

On March 18, 2026, we issued 3,000,000 shares to Katizie Bakht Murad and 1,000,000 shares to Nevio Muller at $0.0001 per share for aggregate cash consideration of $400, pursuant to Section 4(a)(2) of the Securities Act. Each purchaser was a sophisticated investor with access to all material information regarding the Company. No underwriter or placement agent was involved and no commissions were paid.

On March 18, 2026, we issued a $61,300 non-interest-bearing promissory note (PN-2026-001) to Katizie Bakht Murad in exchange for the assignment of an intellectual property portfolio, pursuant to Section 4(a)(2) of the Securities Act. The note matures March 18, 2028. No underwriter was involved and no commissions were paid.

II-1

Item 16. Exhibits and Financial Statement Schedules

Exhibit	Description
3.1	Articles of Incorporation *
3.2	Bylaws *
4.1	Specimen Stock Certificate *
5.1	Opinion of Counsel*
10.1	Founder Agreement — Katizie Bakht Murad *
10.2	IP Assignment Agreement *
10.2A	IP Transfer Deed *
10.2B	Promissory Note ($61,300) *
10.3	Founder Loan Facility Agreement *
10.4	Founder Agreement — Nevio Muller *
10.5	SaaS Subscription Agreement — Cambridge Innovation Capital PLC, dated June 1, 2026 *
10.6	SaaS Subscription Agreement — University2Ventures GmbH, dated June 4, 2026 *
10.7	SaaS Subscription Agreement with Theodorus*
10.8	SaaS Subscription Agreement with Vsquared Ventures*
10.9	SaaS Subscription Agreement with Wilbe*
23.1	Consent of Aloba Awomolo & Partners *
23.2	Consent of Counsel (included in Exhibit 5.1) *
101.INS	Inline XBRL Instance Document — to be filed
104	Cover Page Interactive Data File (embedded in Inline XBRL) **
107	Filing Fee Table *

_________________________

* Filed Herewith

** To be filed by amendment

II-2

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3); (ii) to reflect facts or events representing a fundamental change in the information; and (iii) to include any material information with respect to the plan of distribution.

(2) That each post-effective amendment shall be deemed a new registration statement, and the offering at that time shall be deemed the initial bona fide offering thereof.

(3) To remove from registration any unsold securities at termination of the offering.

(4) That each prospectus filed pursuant to Rule 424(b) shall be deemed part of the registration statement as of the date first used.

(5) That, for determining liability to any purchaser in the initial distribution, the registrant undertakes that the securities are offered or sold to such purchaser by means of any of the following: any preliminary prospectus, any free writing prospectus, the portion of any free writing prospectus containing material information, and any other communication that is an offer.

Insofar as indemnification for liabilities under the Securities Act may be permitted, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

II-3

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on June 23, 2026.

SPIN AI INC.

By:	/s/ Katizie Bakht Murad
Katizie Bakht Murad President and Director (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Katizie Bakht Murad	President and Director
Katizie Bakht Murad	(Principal Executive Officer)	June 23, 2026

/s/ Nevio Muller	Treasurer, Secretary and Director
Nevio Muller	(Principal Financial and Accounting Officer)	June 23, 2026

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